UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 25, 2004

Date of Report

(Date of earliest event reported)

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25131	91-1718107
(Commission File No.)	(IRS Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL AGREEMENT

On October 22, 2004, InfoSpace and Kendra VanderMuelen, Executive Vice President, Mobile, entered into a Separation Agreement whereby Ms. VanderMuelen will resign from her position effective October 31, 2004. Ms. VanderMuelen’s resignation will be deemed “for Good Reason” as defined in the Employment Agreement between the parties dated May 19, 2003 which will result in the payment to Ms. VanderMuelen of $400,000 of severance pay as provided in such employment agreement. The resignation will also result in the acceleration of vesting of certain outstanding stock options.

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 25, 2004, InfoSpace announced its financial results for the three-month period ended September 30, 2004. A copy of the press release is furnished to, but not filed with, the Commission as Exhibit 99.1 hereto.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS.

10.18	Separation Agreement dated as of October 22, 2004 between InfoSpace, Inc. and Kendra VanderMuelen

99.1	Press Release, dated October 25, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2004

INFOSPACE, INC.

By:	/s/ Allen M. Hsieh
Allen M. Hsieh
Vice President Financial Operations and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.18	Separation Agreement dated as of October 22, 2004 between Infospace, Inc. and Kendra Vander Muelen

99.1	Press Release, dated October 25, 2004